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                                                                   EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT


                   NAME                            STATE OF INCORPORATION/ORGANIZATION
                   ----                            -----------------------------------
Odyssey HealthCare Holding Company                                DE

Odyssey HealthCare of Birmingham, Inc.                            DE

Odyssey HealthCare of Central Indiana, Inc.                       DE

Odyssey HealthCare of Central Texas, Inc.                         DE

Odyssey HealthCare of Detroit, Inc.                               DE

Odyssey HealthCare of Denver, Inc.                                DE

Odyssey HealthCare of Georgia, Inc.                               DE

Odyssey HealthCare of Houston, Inc.                               DE

Odyssey HealthCare of Kansas City, Inc.                           DE

Odyssey HealthCare of Las Vegas, Inc.                             DE

Odyssey HealthCare of Milwaukee, Inc.                             DE

Odyssey HealthCare of Nashville, Inc.                             DE

Odyssey HealthCare of New Orleans, Inc.                           DE

Odyssey HealthCare of New Jersey, Inc.                            DE

Odyssey HealthCare of Oklahoma City, Inc.                         DE

Odyssey HealthCare of Pennsylvania, Inc.                          DE

Odyssey HealthCare of Phoenix, Inc.                               DE

Odyssey HealthCare Operating A, LP                                DE

Odyssey HealthCare Operating B, LP                                DE

Odyssey HealthCare Management, LP                                 DE

Odyssey HealthCare GP, LLC                                        DE

Odyssey HealthCare LP, LLC                                        DE

HNT Hospice of North Texas, Inc.                                  TX

Hospice of Houston, L.P.                                          TX